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                                                             EXHIBIT NO. 99.1(o)

                               MFS SERIES TRUST I

                                     FORM OF

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES

         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 6, 1995, as amended (the "Declaration"), of MFS Series Trust I, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of MFS Managed Sectors Fund, a series of the Trust, to create an additional class of shares, within the meaning of Section 6.10, as follows:

         1.  The additional class of shares is designated "Class C Shares";

         2. Class C Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

         3. The purchase price of Class C Shares, the method of determination of the net asset value of Class C Shares, the price, terms and manner of redemption of Class C Shares, and the relative dividend rights of holders of Class C Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

         4. Class C Shares shall vote together as a single class except that Shares of a class may vote separately on matters affecting only that class and Shares of a class not affected by a matter will not vote on that matter; and

         5. A class of Shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this _____ day of _______________, 2000 and further certify, as provided by the provisions of Section 9.3(d) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with the second sentence of
Section 9.3(a) of the Declaration.


-----------------------------            -----------------------------
Richard B. Bailey                        Abby M. O'Neill
63 Atlantic Avenue                       200 Sunset Road
Boston,  MA  02110                       Oyster Bay,  NY  11771


-----------------------------            -----------------------------
Marshall N. Cohan                        Walter E. Robb, III
2524 Bedford Mews Drive                  35 Farm Road
Wellington, FL  33414                    Sherborn,  MA  01770

                                         -----------------------------
-----------------------------            Arnold D. Scott
Lawrence H. Cohn                         20 Rowes Wharf
45 Singletree Road                       Boston, MA  02110
Chestnut Hill,  MA  02167
                                         -----------------------------
                                         Jeffrey L. Shames
-----------------------------            38 Lake Avenue
Sir J. David Gibbons                     Newton, MA  02459
"Leeward"
5 Leeside Drive                          -----------------------------
"Point Shares"                           J. Dale Sherratt
Pembroke,  Bermuda  HM  05               86 Farm Road
                                         Sherborn, MA  01770

                                         -----------------------------
                                         Ward Smith
                                         36080 Shaker Blvd
                                         Hunting Valley, OH 44022